Exhibit 21



             ACX TECHNOLOGIES, INC. AND SUBSIDIARIES
                   SUBSIDIARIES OF REGISTRANT

     The following table lists subsidiaries of the Registrant and
the  respective  jurisdictions  of  their  incorporation  as   of
December 31, 1997. All subsidiaries are included in Registrant's consolidated financial statements.

                                                  State/Country of
Name                                              Incorporation
--------------------------------------------      ----------------
ACX International Sales, Inc.                     Barbados
Coors Porcelain Company (operating under the
  trade name Coors Ceramics Company)              Colorado
   Alumina Ceramics, Inc.                         Arkansas
   Coors Ceramics Electronics, Limited            United Kingdom
   Coors Ceramics, GmbH                           Germany
   Coors Electronic Package Company               Delaware
   Coors Technical Ceramics Company               Tennessee
   Coors Wear Products, Inc.                      Colorado
   Wilbanks International, Inc.                   Oregon
   Coors Tetrafluor, Inc.                         California
Lauener Engineering, AG                           Switzerland
Lauener Engineering Limited                       Delaware
Graphic Packaging Corporation                     Delaware
   Gravure International Corporation, Inc.        Delaware
      Graphic Packaging Flexible Corporation      Delaware
      Hawkins Street Company                      North Carolina
   Graphic Packaging Holdings Corporation         Canada
      Graphic Packaging Canada Corporation        Canada
   Graphic Packaging Corporation of Virginia      Virginia
ACX (UK) Ltd.                                     England
Golden Technologies Company, Inc.                 Colorado
   CLM2, Inc.                                     Colorado
   Golden Equities, Inc.                          Colorado
   Chronopol, Inc.                                Colorado
   Golden Genesis Company (formerly Photon
     Energy, Inc.)                                Colorado
   GTC Nutrition Company                          Colorado
   Photocomm, Inc.                                Arizona
      Photocomm Pty. Ltd.                         Australia
      Integrated Power Corporation, Inc.          Maryland
   Golden Genesis do Brazil                       Brazil
   Solartec, S.A.                                 Argentina